Exhibit 99.05

                                Southern Company
                               Kilowatt-Hour Sales
                              (In Millions of KWHs)


                                             3 Months Ended March
                               -------------------------------------------------
As Adjusted (See Notes)           2006                 2005               Change
                                  ----                 ----               ------
Kilowatt-Hour Sales-
Total Sales                      45,277               45,527              -0.5%

Total Retail Sales-              36,821               36,728               0.3%
Residential                      11,716               11,641               0.6%
Commercial                       11,682               11,521               1.4%
Industrial                       13,187               13,318              -1.0%
Other                               236                  248              -5.3%

Total Wholesale Sales             8,456                8,799              -3.9%


                                              3 Months Ended March
                               -------------------------------------------------
As Reported (See Notes)           2006                 2005               Change
                                  ----                 ----               ------
Kilowatt-Hour Sales-
Total Sales                      45,277               45,527              -0.5%

Total Retail Sales-              36,821               36,728               0.3%
Residential                      11,716               11,641               0.6%
Commercial                       11,682               11,400               2.5%
Industrial                       13,187               13,439              -1.9%
Other                               236                  248              -5.3%

Total Wholesale Sales             8,456                8,799              -3.9%


Notes
-----
- In 2005, some Georgia Power industrial customers were reclassified from industrial to commercial to be consistent with the rate structure approved by the Georgia Public Service Commission. For presentation purposes, the "As Adjusted" chart reclassifies first quarter 2005 KWHs for commercial and industrial customers to be consistent with the 2006 presentation.
- Certain prior year data has been reclassified to conform with current year presentation.
- Information contained in this report is subject to audit and adjustments and certain classifications may be different from final results published in the Form 10-Q.